Form
N-SAR

SUB-
ITEM
77Q1:
EXHIBIT
S
AMEND
MENT
#10
TO THE
BY-
LAWS
OF
FEDERA
TED
INSTITU
TIONAL
TRUST
Effective
June 1,
2013
	Str
ike Section
5.  Powers
of
Executive
Committee
from
ARTICLE
III -
POWERS
AND
DUTIES
OF THE
EXECUTI
VE AND
OTHER
COMMIT
TEES and
replace
with the
following:

	Se
ction 5.
Powers of
Executive
Committe
e.  During
the
intervals
between
the
Meetings
of the
Trustees,
the
Executive
Committe
e, except
as limited
by the
By-Laws
of the
Trust or
by
specific
directions
of the
Trustees,
shall
possess
and may
exercise
all the
powers of
the
Trustees
in the
managem
ent and
direction
of the
business
and
conduct
of the
affairs of
the Trust
in such
manner as
the
Executive
Committe
e shall
deem to
be in the
best
interests
of the
Trust, and
shall have
power to
authorize
the Seal
of the
Trust (if
there is
one) to be
affixed to
all
instrumen
ts and
document
s
requiring
the same.
Notwithst
anding
the
foregoing
, the
Executive
Committe
e shall not
have the
power to
elect or
remove
Trustees,
increase
or
decrease
the
number
of
Trustees,
elect or
remove
any
Officer,
issue
shares or
recomme
nd to
sharehold
ers any
action
requiring
sharehold
er
approval.

	In
sert the
following
into
ARTICL
E VIII,
AGREE
MENTS,
CHECKS
,
DRAFTS,
ENDORS
EMENTS
, ETC.
and
renumber
the
remaining
sections
according
ly:
	Se
ction 2.
Delegatio
n of
Authority
Relating
to
Dividends
..  The
Trustees
or the
Executive
Committe
e may
delegate
to any
Officer or
Agent of
the Trust
the ability
to
authorize
the
payment
of
dividends
and the
ability to
fix the
amount
and other
terms of a
dividend
regardless
of
whether
or not
such
dividend
has
previousl
y been
authorize
d by the
Trustees.

	Th
e title of
ARTICL
E VIII is
deleted
and
replaced
as
follows:
?AGREE
MENTS,
CERTAI
N
DELEGA
TION,
CHECKS
,
DRAFTS,
ENDORS
EMENTS
, ETC.?